QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.7

        Ref. No. 2003-015-02

ADDENDUM NO. 2
ATTACHED TO AND FORMING A PART OF
THE REINSURANCE AGREEMENT

between

SAFETY INSURANCE COMPANY
SAFETY INDEMNITY INSURANCE COMPANY
(hereinafter called the "Company")

and

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
(hereinafter called the "Reinsurer")

PROFIT SHARING PLAN

        The following Profit Sharing plan has been developed to provide additional incentives for the production of profitable Equipment Breakdown insurance. It is understood and agreed that the following provisions for Profit Sharing Commission will be in effect from January 1,2007 through December 31, 2009, or until such date as the Reinsurance Agreement to which this Addendum is attached is terminated, whichever is earlier.

        The Reinsurer shall pay to the Company a Profit Sharing Commission on business covered under this Agreement for each Accounting Period defined herein in which the sum of Incurred Losses for business covered hereunder and Loss Carry Forward, if any, is less than the Plan Losses, in accordance with the provisions of this Addendum.

        "Incurred Losses" as used herein shall mean ceded losses paid during the Accounting Period, plus the ceded reserves for losses outstanding at the end of the period, minus the ceded reserves for losses outstanding at the beginning of the period, plus Loss Adjustment Expenses computed at 4% of Premiums Earned during the Accounting Period. Said losses shall be determined according to records from the Reinsurer's claim system.

        "Plan Losses" as used herein shall mean the amount calculated by multiplying the Premiums Earned for the Accounting Period by the Plan Loss Ratio of 52%.

        "Premiums Earned" as used herein shall mean the Company's Reinsurance Premiums ceded during the Accounting Period, plus the unearned Reinsurance Premiums at the beginning of the period, less the unearned Reinsurance Premiums at the end of the period. Said premiums shall be determined according to records from the Company's premium system.

        "Accounting Period" shall mean a twelve month period. The first Accounting Period shall be from January 1,2007 through December 31, 2007, and each subsequent twelve month period shall be a separate Accounting Period. However, if this Agreement is terminated, the final Accounting Period shall be from the beginning of the then current Accounting Period through twelve months from the date of termination if this Agreement is terminated on a "cutoff" basis, or twelve months from the end of the runoff period if this Agreement is terminated on a "runoff" basis.

        The Profit Sharing calculation for each Accounting Period shall be as follows:

A.
Total of Plan Losses for the Accounting Period; less

B.
Total of Incurred Losses for the Accounting Period; less

C.
Loss Carry Forward, if any, from the immediately preceding Accounting Period.

        If the Profit Sharing calculation results in a positive balance, (i.e., the total of the Incurred Losses and Loss Carry Forward is less than the Plan Losses), the Profit Sharing Commission for the Accounting Period shall be 40% of the positive balance. If the Profit Sharing calculation results in a negative balance, (i.e., the total of the Incurred Losses and Loss Carry Forward is greater than the Plan Losses), no Profit Sharing Commission shall be payable for the Accounting Period, and the difference shall be carried forward to the next Accounting Period as the Loss Carry Forward.

        Except as provided in the next paragraph, the Reinsurer shall calculate and report the Reinsurer's Incurred Losses and Profit Sharing Commission, if any, for each Accounting Period within 90 days after the end of the Accounting Period. The Reinsurer shall pay any Profit Sharing Commission shown to be due the Company as promptly as possible after receipt and verification of the Reinsurer's report.

        In the event of termination of the Reinsurance Agreement, the Reinsurer shall calculate and report the Reinsurer's Incurred Losses and Profit Sharing Commission, if any, within 45 days after the end of the final Accounting Period. The Reinsurer shall pay any Profit Sharing Commission shown to be due the Company as promptly as possible after receipt and verification of the Reinsurer's report.

        At its discretion, the Reinsurer may offset any amount of Profit Sharing Commission payable under this Addendum against any balance or balances owed to the Reinsurer by the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed in duplicate in Boston, Massachusetts, this 15 of January, 2007.

SAFETY INSURANCE COMPANY SAFETY INDEMNITY INSURANCE COMPANY
By:	/s/ EDWARD N. PATRICK, JR.
Attest:	/s/ JAMES BERRY

and in Hartford Connecticut, this 8th day of January , 2007.

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
By:	/s/ W. MACKAY HECKLES W MacKay Heckles, Senior Vice President and Chief Reinsurance Officer
By:	/s/ JEFFREY P. WATT Jeffrey P Watt, Senior Vice President

QuickLinks

  Exhibit 10.7